PRICING SUPPLEMENT NO. 26                                       Rule 424(b)(3)
DATED: February 25, 1998                                   File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $50,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]   Certificated Notes [_]
March 2, 1998

Maturity Date:
March 2, 2001

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional                  Optional
                    Redemption            Repayment                 Repayment
Redeemable On       Price(s)              Date(s)                   Price(s)
-------------       -----------           ---------                 ---------

N/A                 N/A                   N/A                       N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.20%

-----------------------------------

*        The 2nd of each month.

**       The 2nd of each month.

***      The one-month LIBOR rate on February 26, 1998 plus 20 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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